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                                                                      EXHIBIT 21


                      Subsidiaries of The Banc Corporation


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Subsidiary                                                                   State of Incorporation
----------                                                                   ----------------------
Taylor Acquisition Corporation                                               Alabama
The Bank                                                                     Alabama
Freedom Financial Services, Inc.                                             Alabama
Emerald Coast Bank                                                           Florida
Emerald Coast Financial Management, Inc.                                     Florida
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